Exhibit 23.1






                              CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders of Keystone Investments, Inc.


We consent to the inclusion in the registration statement on Form S-8 of our report dated February 22, 1996, on our audits of the consolidated financial statements and financial statement schedule of Keystone Investments, Inc. and Subsidiaries as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995.





                                                 /s/ Coopers and Lybrand L.L.P.
                                                 COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 25, 1996